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                                                                   EXHIBIT 10.12

                  ARMOUR TRANSITION TRADEMARK LICENSE AGREEMENT
                   (Armour and ConAgra Derivative Trademarks)


         THIS TRANSITION TRADEMARK LICENSE AGREEMENT ("Agreement") is entered into on this 19th day of September, 2002 (the "Effective Date") between CONAGRA FOODS, INC. ("ConAgra Foods") and CONAGRA BRANDS, INC. ("ConAgra Brands") and SWIFT BRANDS COMPANY, a Delaware corporation ("Licensee").

                                   WITNESSETH

         WHEREAS, ConAgra Foods is a shareholder of ConAgra Brands and has used the trademark "Armour" in the United States, in connection with the production, distribution, marketing, advertising and sale of fresh beef, fresh pork and fresh lamb, pursuant to a certain license agreement between ConAgra Foods and ConAgra Brands;

         WHEREAS, ConAgra Foods and Licensee have entered into a certain agreement ("Purchase Agreement"), pursuant to which Licensee has acquired certain business assets related to the production, distribution, marketing, advertising and sale of fresh beef, fresh pork and fresh lamb;

         WHEREAS, ConAgra Brands is the owner of certain rights in the trademark "Armour" in the United States;

         WHEREAS, ConAgra Foods is the owner of certain rights in the trademarks "ConAgra", "ConAgra Foods" and "ConAgra Beef Company" in the United States;

         WHEREAS, Licensee desires to obtain a license from ConAgra Foods and ConAgra Brands (collectively, "Licensor") to use the trademarks "Armour", "ConAgra", "ConAgra Foods" and "ConAgra Beef Company" (collectively, the "Licensed Trademarks") in connection with the production, distribution, marketing, advertising and sale of certain fresh beef, fresh pork and fresh lamb products as further specified in this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained, it is agreed as follows:

         1. GRANT OF LICENSE

                  (a) Licensor hereby grants to Licensee (including Licensee's Affiliates, as the term "Affiliates" is used in the Purchase Agreement), and Licensee hereby accepts from Licensor, an exclusive (but not as to Licensor) limited, license to use the Licensed Trademarks in connection with the production, distribution, marketing, advertising and sale of those fresh beef, fresh pork and fresh lamb products that ConAgra Foods (and its Affiliates) was selling under the


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Licensed Trademarks as of the effective date of the Purchase Agreement
(collectively, the "Licensed Goods"), pursuant to the terms and conditions of this Agreement. The license grant shall extend throughout the world with respect to the "ConAgra" trademarks, and shall extend throughout the United States with respect to the "Armour" trademark.

                  (b) Licensee agrees that the foregoing license grant expressly excludes the right to grant any third party any sublicense to use the Licensed Trademarks.

                  (c) Licensee agrees that all rights not expressly granted by Licensor to Licensee hereunder are expressly reserved by Licensor. Without limiting the generality of the foregoing, Licensee agrees that, during the term of this Agreement, (i) Licensor may use the Licensed Trademarks in connection with the production, distribution, marketing, advertising and sale of any goods or services other than the Licensed Goods, and (ii) nothing in this Agreement shall be construed as granting to Licensee any right or license to use any trademark, service mark, corporate name, trade name, domain name or other designation that contains the word "Armour" other than the Licensed Trademarks.

                  (d) Notwithstanding anything in this Agreement to the contrary, with respect to the "ConAgra" derivative trademarks (but not the "Armour" trademarks), in all jurisdictions except Japan and South Korea, the license grant set forth herein is expressly limited to the use of such trademarks on the inventory of product labels, product packaging, stationary, advertising, promotional materials and other printed materials purchased by Licensee from ConAgra Foods, pursuant to the terms and conditions of the Purchase Agreement (collectively, the "Inventory Materials"). Except in the jurisdictions of Japan and South Korea, nothing contained herein shall be construed as permitting Licensee to print or otherwise create any new materials bearing the "ConAgra" derivative trademarks.

                  (e) Notwithstanding anything in this Agreement to the contrary, Licensee shall change all corporate names, trade names and other business designations that incorporate the Licensed Trademarks, or any derivation of the Licensed Trademarks, within fourteen (14) days after the Effective Date.

                  (f) Notwithstanding anything in this Agreement to the contrary, Licensee shall change all signage that incorporates the Licensed Trademarks, or any derivation of the Licensed Trademarks, within sixty (60) days after the Effective Date.

         2. PAYMENT

         The license fee for the license grant set forth herein is included in the purchase price to be paid by Licensee under the terms and conditions of the Purchase Agreement. No additional royalty or other payment to Licensor shall be required hereunder.

         3. OWNERSHIP AND PROTECTION OF LICENSED TRADEMARKS

                  (a) Licensee acknowledges and agrees that Licensor is the owner of all right, title and interest in the Licensed Trademarks, including all goodwill associated therewith, subject

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only to the specific rights granted to Licensee pursuant to this Agreement. All goodwill arising from Licensee's use of the Licensed Trademarks will inure solely to the benefit of Licensor.

                  (b) The Licensed Goods shall bear the Licensed Trademarks in the logo style, type style and trade dress as they exist as of the Effective Date of this Agreement. Licensor may not modify the Licensed Trademarks nor may Licensee combine the trademark with any other trademark, logo or trade dress. Nothing set forth herein shall limit or affect the right of Licensor to modify or change the Licensed Trademarks as used by Licensor.

                  (c) Licensee shall promptly notify Licensor in writing of any known or suspected infringements, imitations, or unauthorized uses of the Licensed Trademarks by third parties. Licensor shall have the sole right and discretion to institute actions against third parties for infringement of the Licensed Trademarks. Licensor shall have the sole right to control any such action instituted by it, including employment of counsel selected by Licensor. Licensee shall cooperate with Licensor, at Licensor's expense, in connection with any such action instituted by Licensor.

         4. REQUIRED APPROVALS

                  (a) Licensor is aware of the Licensed Goods sold by Licensee as of the Effective Date and such Licensed Goods are hereby approved for sale by Licensee provided that such Licensed Goods continue to reflect the same high level of quality as of the Effective Date, and such Licensed Goods conform with all applicable laws and regulations, including but not limited to the regulations of the United States Department of Agriculture and the United States Food and Drug Administration, and the HACCP plans currently approved by the USDA. Licensee may not produce, distribute, market, advertise or sell any Licensed Goods which constitute a material departure from those Licensed Goods sold by Licensee as of the Effective Date of this Agreement, without the prior written approval of Licensor which approval may be withheld in the sole discretion of Licensor.

                  (b) Licensor is aware of the labels, packaging, advertising and promotional materials (collectively, the "Promotional Materials") used by Licensee as of the Effective Date and such Promotional Materials are hereby approved for use by Licensee provided that such Promotional Materials conform with all applicable laws and regulations. Licensee may not publish or otherwise disseminate any Promotional Materials which constitute a material departure from those used as of the Effective Date of this Agreement, without the prior written approval of Licensor which approval may be withheld in the sole discretion of Licensor.

         5. INSPECTIONS

         Licensee acknowledges and agrees that Licensor shall have reasonable access to all facilities in which any Licensed Goods are produced, packaged, stored or otherwise handled, for the purpose of confirming Licensee's compliance with the terms and conditions of this Agreement. In connection with such inspections, Licensee shall provide Licensor with such samples of Licensed Goods as Licensor may reasonably request. Unless Licensor has a reasonable basis for believing that Licensee has violated the terms and conditions of this


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Agreement, Licensor agrees that it will not seek access to such facilities more than one time each in any twelve (12) month period and then only during regular business hours, or such other times as the parties may mutually agree.

         6. INSURANCE

                  (a) Licensee agrees to maintain the following insurance during the term of this Agreement:

                           (i) Commercial general liability insurance, including
products liability insurance, written on an occurrence form, including blanket contractual liability coverage against claims for bodily injury, affording minimum single limit protection of two million dollars ($2,000,000) per occurrence, and two million dollars ($2,000,000) in the aggregate, with respect to personal injury or death and property damage;

                           (ii) Automobile liability insurance against claims
for bodily injury, death and property damage, affording minimum single limit protection of two million dollars ($2,000,000) with respect to personal injury or death and property damage occurring or resulting from one occurrence; and

                           (iii) Employer's liability insurance against claims
for bodily injury and death, affording minimum single limit protection of two million dollars ($2,000,000) with respect to personal injury or death occurring or resulting from one occurrence and worker's compensation insurance in accordance with the statutory requirements of each state in which Licensee's employees may be found.

                  (b) All such insurance is to be purchased from an insurance company that carries an A.M. Best Rating of "A" or better. Licensee agrees to provide Licensor upon request with certificates of insurance properly executed by Licensee's insurance company evidencing such insurance, and to give Licensor thirty (30) days prior written notice of any cancellation or material alteration of such insurance coverage.

         7. INDEMNIFICATION

         Licensee shall indemnify Licensor for any third party product liability claims arising out of the sale of any Licensed Goods by Licensee, except to the extent that the Licensed Goods at issue were acquired by Licensee from Licensor under the Purchase Agreement and Licensee could not have prevented the claim at issue by exercising commercially reasonable precautions.

         8. REPRESENTATIONS AND COVENANTS OF LICENSEE

                  (a) Licensee recognizes Licensor's exclusive right, title and interest in the Licensed Trademarks and agrees that it will not, at any time, do or cause to be done any act or thing impairing or tending to impair any part of Licensor's right, title and interest therein. Licensee agrees that it will not directly or indirectly, during the term of this Agreement or thereafter, attack or contest Licensor's exclusive right, title and interest in the Licensed Trademarks.

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                  (b) Licensee agrees that Licensee will not seek to register the Licensed Trademarks or any other trademark, service mark, corporate name, trade name, domain name or other designation that incorporates the Licensed Trademarks, in any jurisdiction without the express written consent of Licensor which may be withheld in the sole discretion of Licensor.

                  (c) Licensee agrees that it will take no action likely to damage the goodwill and reputation associated with the Licensed Trademarks.

                  (d) Licensee agrees that its use of the Licensed Trademarks will comply with all applicable laws and regulations. Without limiting the generality of the foregoing, on any new Promotional Materials that Licensee creates after the Effective Date, Licensee agrees that it shall cause appropriate "(TM)" or "(R)" designations to appear on all such Promotional Materials that are used in connection with the Licensed Goods.

         9. REPRESENTATIONS AND COVENANTS OF LICENSOR

                  (a) Licensor represents that (i) it has the right to enter into this Agreement, (ii) Licensor has not granted any third party any license or right to use the Licensed Trademarks that would conflict with the license grant set forth in this Agreement, and (iii) to the knowledge of Licensor, no third party has asserted any claim, in the United States, that would conflict with the license grant set forth in this Agreement.

                  (b) Licensor warrants that during the term of this Agreement it will not (i) grant to any third party any license or right to use the Licensed Trademarks that would conflict with the license grant set forth in this Agreement, or (ii) use for itself or its own account, the Licensed Trademarks in connection with the Licensed Goods. Nothing contained herein shall be construed as in any manner restricting or limiting Licensor from producing, distributing, marketing, advertising or selling any goods under any other trademark other than the Licensed Trademarks, including but not limited to goods that compete with the Licensed Goods.

                  (c) Except as expressly set forth herein, the license grant set forth in this Agreement is made on an AS IS basis without any warranty or representation whatsoever. Without limiting the generality of the foregoing, Licensee acknowledges and agrees that Licensor has not registered the Licensed Trademarks in every jurisdiction throughout the world and Licensee acknowledges and agrees that Licensor has made no warranty or representation to Licensee that the Licensed Trademarks are available for use in any jurisdiction other than the United States.

         10. TERM AND TERMINATION

                  (a) This Agreement shall commence as of the Effective Date and shall terminate upon termination of all license grants or as otherwise set forth herein. The license to use "ConAgra" derivative trademarks shall terminate in all jurisdictions except Japan and South Korea upon the earlier of (i) the date on which Licensee exhausts the supply of Inventory Materials purchased from ConAgra Foods, or (ii) one hundred and twenty (120) days from the



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Effective Date of this Agreement, whichever is earlier. The license to use the
"ConAgra" derivative trademarks in Japan and South Korea shall terminate upon the earlier of (i) twelve (12) months after the Effective Date or (ii) the date on which Licensee obtains a license from Nippon Meat Packers, Inc. (or its successor in interest) to use a "Swift" derivative trademark in connection with the sale of fresh beef and fresh pork in Japan and the shipment of fresh beef and fresh pork through Japan. However, if Licensee has not substantially exhausted the Inventory Materials by such termination dates despite commercially reasonable efforts to do so, Licensee shall request in writing a reasonable extension, permission for which will not be unreasonably withheld by Licensor. The license to use the "Armour" derivative trademarks shall terminate twelve
(12) months after the Effective Date.

                  (b) Either party may terminate this Agreement upon written notice to the other party in the event that the other party commits a material breach of this Agreement and such breaching party fails to cure such breach within thirty (30) days after receiving written notice of such breach. If the breach is of a nature such that it cannot be cured using commercially reasonable efforts, however, the non-breaching party shall not be able to terminate this Agreement for that particular breach, provided that the breach was not willful and the breaching party takes commercially reasonable steps to ensure that such breaches do not occur again in the future.

                  (c) Licensor may terminate this Agreement upon written notice to Licensee in the event that (i) a petition in bankruptcy is filed by or against Licensee, (ii) Licensee is adjudicated a bankrupt or insolvent, (iii) Licensee makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, (iv) Licensee discontinues its business, or (v) a receiver is appointed for Licensee or Licensee's business and such receiver is not discharged within thirty (30) days.

                  (d) Upon the termination of this Agreement, unless otherwise provided herein, any and all rights of Licensee to use the Licensed Trademarks shall automatically cease. Licensee shall promptly cease all use of the Licensed Trademarks, and Licensee will not adopt or use any word, logo or trademark which is confusingly similar to the Licensed Trademarks. Notwithstanding the foregoing, Licensor agrees that Licensee shall not be required to recall or remove any Licensed Goods from the channels of distribution into which such Licensed Goods were placed prior to termination.

                  (e) Upon termination of this Agreement, Licensee shall assign or cause to be assigned to Licensor all right, title and interest, if any, to any "Armour" derivative or "ConAgra" derivative trademark, service mark, domain name, trade name or other business designation registered in the name of Licensee or any Affiliates of Licensee.

                  (f) Notwithstanding anything to the contrary provided herein, the provisions of Sections 3, 8(a), 8(b), 10(d), 10(e), 10(f), 15 and 16 shall survive the termination of this Agreement.



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

         11. RELATIONSHIP BETWEEN PARTIES

         Nothing contained in this Agreement shall be construed to place the parties in the relationship of legal representatives, partners, joint venturers, agents or fiduciaries, and no party shall take any action nor incur any debts, obligations or liabilities in the name of the other. The rights of inspection and approval set forth herein shall not create any duty or responsibility of Licensor with respect to any Licensed Goods or Promotional Materials, and Licensee agrees that Licensee shall remain solely responsible for compliance with all labeling laws and regulations, advertising laws and regulations, and all other laws and regulations relating to the production, distribution, marketing, advertising and sale of the Licensed Goods and the publication or other dissemination of the Promotional Materials.

         12. ASSIGNMENT

                  (a) Licensee agrees that Licensor may freely assign its rights and obligations under this Agreement.

                  (b) Licensee agrees that the rights and obligations of Licensee under this Agreement are personal to Licensee, and this Agreement may not be assigned by Licensee, in whole or in part, without the express written consent of Licensor which may be withheld in the sole discretion of Licensor. Any assignment in violation of this Agreement shall be void and a material breach of this Agreement.

         13. AMENDMENTS

         This Agreement may not be amended or modified except in a writing signed by the party against whom enforcement of such change is sought.

         14. NOTICE

         All notices required or permitted to be given by this Agreement shall be in writing and sent by registered or certified mail, return receipt requested, and shall be addressed to the party to whom it is to be served at the address of such parties stated below. If either party changes his address, a written notice thereof shall be given to the other party in accordance with this Section.

                  If to Licensor:      ConAgra Foods, Inc.
                                       One ConAgra Drive
                                       Omaha, Nebraska  68102
                                       Attn:  Corporate Controller
                                       Telephone:  (402) 595-4000
                                       Fax:  (402) 595-4611





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


                  Copy to:             Roger Wells
                                       McGrath, North, Mullin & Kratz, P.C.
                                       1400 One Central Park Plaza
                                       222 South 15th Street
                                       Omaha, Nebraska  68102
                                       Telephone:  (402) 341-3070
                                       Fax:  (402) 341-0216

                  If to Licensee:      Swift Brands Company
                                       1770 Promontory Circle
                                       Greeley, Colorado  80634
                                       Attention: President
                                       Fax:  (970) 506-8323

                  Copy to: Hicks, Muse, Tate & Furst Incorporated 200 Crescent Court, Suite 1600
                                       Dallas, Texas  75201
                                       Attention: Edward Herring
                                       Fax: (214) 720-7888

                  Copy to:             Michael Wortley
                                       Vinson & Elkins, L.L.P.
                                       2001 Ross Avenue, Suite 3600
                                       Dallas, Texas  75201
                                       Fax: (214) 220-7716


         15. CHOICE OF LAW

         This Agreement shall be deemed to have been made and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Delaware applicable to agreements made and to be performed solely in such State.

         16. CONFIDENTIALITY

                  (a) The term "Confidential Information" shall mean all information that is, directly or indirectly, disclosed by either party to the other party, that should reasonably be understood by the receiving party, due to legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary or confidential to the disclosing party, regardless of whether such information is disclosed in writing, verbally or by virtue of inspection or observation of any tangible or intangible objects, facilities, processes or information.

                  (b) The parties agree that all Confidential Information disclosed by either party to the other party shall be maintained in secrecy by the receiving party using the same safeguards as the receiving party uses to protect its own commercially confidential information of a similar



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character, but at least using reasonable care. The parties agree that neither party shall disclose any Confidential Information received from the other party to any third party and that both parties shall use Confidential Information received from the other party for the sole purpose of fulfilling its contractual obligations to the other party. The parties agree that they will each disclose Confidential Information received from the other party only to those employees who have a bona fide need to know such Confidential Information. The parties agree that they shall each be responsible for ensuring that their respective employees safeguard all Confidential Information in accordance with the terms and conditions of this Agreement.

                  (c) The parties agree that the term "Confidential Information" does not include any information that is: (i) already known to or otherwise in the possession of the receiving party at the time it is received from the disclosing party, (ii) publicly available or otherwise in the public domain, or
(iii) rightfully obtained by the receiving party from any third party without restriction and without breach of this Agreement by the receiving party.

         17. BINDING EFFECT

         This Agreement shall inure to the benefit of and shall bind the respective parties, their permitted successors and assigns, and their parents, subsidiaries and Affiliates.

         18. SEVERABILITY

         If any portion of this Agreement shall be held to be unenforceable or illegal, such portion of this Agreement shall be deemed cancelled, but such cancellation shall not affect any of the other terms, conditions or provisions of this Agreement.

         19. NONWAIVER

         The failure of either party to require the performance of any term of this Agreement or the waiver by either arty of any breach under this Agreement shall not prevent subsequent enforcement of such term, nor be deemed a waiver of any subsequent breach.

         20. HEADINGS

         The section headings within this Agreement are for convenience only and shall not be deemed to affect in any way the language of the provision to which they refer.

         21. LANGUAGE

         The language in this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

         22. CONSENT TO JURISDICTION. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR DELAWARE STATE COURT SITTING IN WILMINGTON, DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO



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THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL
CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT
OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

         23. ENTIRE AGREEMENT

         This Agreement and the Purchase Agreement constitutes the entire agreement and supersedes any and all other understandings and agreements between the parties with respect to the subject matter hereof and no representation, statement or promise not contained herein shall be binding on either party.




                           [Signature Page to Follow]


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date.

                                      CONAGRA FOODS, INC.

                                      By: /s/ KEVIN L. WEDEKING
                                         ---------------------------------------
                                      Name:  Kevin L. Wedeking
                                           -------------------------------------
                                      Title:   Assistant Secretary
                                            ------------------------------------


                                      CONAGRA BRANDS, INC.

                                      By: /s/ KEVIN L. WEDEKING
                                         ---------------------------------------
                                      Name:  Kevin L. Wedeking
                                           -------------------------------------
                                      Title:   Assistant Secretary
                                            ------------------------------------


                                      SWIFT BRANDS COMPANY

                                      By: /s/ PATRICK J. KOLEY
                                         ---------------------------------------
                                      Name:  Patrick J. Koley
                                           -------------------------------------
                                      Title:  Vice President
                                            ------------------------------------


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